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                                                                    Exhibit 23.5

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the Registration Statement
(No. 33-63139) on Form S-3 of Tele-Communications, Inc. and TCI Communications, Inc. of our report, dated March 18, 1996, relating to the combined balance sheets of TCI Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our report covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for the periods subsequent to the mergers of TCI Communications, Inc. and Liberty Media Corporation on August 4, 1994.



                             /s/ KPMG Peat Marwick LLP
                             -------------------------------------------------
                             KPMG Peat Marwick LLP

Denver, Colorado
September 6, 1996